Exhibit 3.3

FIFTH AMENDMENT OF TWENTIETH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twentieth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twentieth Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 30, 2015.

(3)	The Twentieth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 382.

In affirmation thereof, the facts stated above are true.

Dated: July 27, 2015

General Partner:

By	/s/ James D. Weddle
James D. Weddle
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Kyle Christian Andersen	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
The Revocable Living Trust of Tina R. Bowling	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
David Jay Boyd	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Mark Mellon	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Douglas Myers	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Edward Vazon O’Neal	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Anthony Joseph Pusateri	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Brian Edward Sachs	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Timothy James Werth	7/1/2015	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Kyle C. Andersen Revocable Living Trust	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
David J. & Shannon S. Boyd Grantor Trust	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Mark Mellon Trust	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
The Douglas Myers and Suzy Burke-Myers Living Trust	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Anthony J. Pusateri Revocable Trust	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Brian E. Sachs and Heather A. Sachs Trust	7/1/2015	12555 Manchester Road	St. Louis, MO 63131
Timothy and Barbara Werth Family Trust	7/1/2015	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Fifth Amendment of Twentieth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.